UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 6, 2023
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 3.03. Material Modifications to Rights of Security Holders

Adjustment to Conversion Price of 7.00% Subordinated Convertible Notes due 2031

Item 8.01 of this Current Report on Form 8-K as to the redemptions by holders (collectively, the “Series D Preferred Holders”) of Wheeler Real Estate Investment Trust, Inc.’s (the “Company”) Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) is incorporated herein by reference.

As of October 5, 2023, the Conversion Price for the Company’s 7.00% Subordinated Convertible Notes due 2031 (the “Notes”) was $1.59 per share of the Company’s common stock, par value $0.01 (“Common Stock”) (15.72 shares of Common Stock for each $25.00 of principal amount of the Notes being converted).

For the November redemptions, the lowest price at which any Series D Preferred Stock was converted by a holder into
Common Stock was approximately $0.84.

Accordingly, pursuant to Section 14.02 (Optional Conversion) of the indenture governing the Notes, the Conversion Price for the Notes was further adjusted to approximately $0.46 per share of Common Stock (approximately 54.05 shares of Common Stock for each $25.00 of principal amount of the Notes being converted), representing a 45% discount to $0.84.

Item 8.01 Other Events

Results of November 2023 Series D Preferred Stock Redemptions

•The second monthly “Holder Redemption Date” occurred on November 6, 2023.
•The Company received fully complete and timely redemption requests from 90 Series D Preferred Holders, collectively redeeming 319,762 shares of Series D Preferred Stock for a redemption price of $25.00 per share, plus the amount of all accrued but unpaid dividends to and including the November 6, 2023 Holder Redemption Date of approximately $37.76 (the “Redemption Price”).
•The Company settled the Redemption Price in Common Stock.
•The volume weighted average of the closing sales price, as reported on the Nasdaq Capital Market, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the November 6, 2023 Holder Redemption Date was approximately $0.84.
•Accordingly, the Company issued 14,355,723 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $12.1 million.

Cumulative Series D Preferred Stock Redemption Information

•To date, the Company has received 140 fully complete and timely redemption requests, collectively redeeming 492,673 shares of Series D Preferred Stock.
•Accordingly, the Company has issued 16,601,314 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $18.6 million.
•As of November 7, 2023, the Company had 17,582,414 shares of Common Stock and 2,887,273 shares of Series D Preferred Stock outstanding.

December 2023 Redemptions

•The deadline for the next monthly round of Series D Preferred Stock redemptions is November 25, 2023.
•The next monthly Holder Redemption Date will occur on December 5, 2023.
•Required redemption forms and a list of frequently asked questions can each be found on the Company’s website at https://ir.whlr.us/series-d/series-d-redemption.

Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President
Dated:November 7, 2023